Exhibit 10.20

FIDELITY & GUARANTY LIFE

2013 UNRESTRICTED STOCK AGREEMENT FOR COMPENSATION COMMITTEE MEMBER
This UNRESTRICTED STOCK AGREEMENT, dated as of December 12, 2013 (the “Grant Date”) (this “Agreement”) is entered into by and between Fidelity & Guaranty Life, a Delaware corporation (the “Company”) and [[FIRSTNAME]] [[LASTNAME]] (the “Employee”).
WHEREAS, the Company and the Employee intend hereby to enter into this Agreement to evidence the Award of Unrestricted Stock to the Employee.
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
Section 1.Grant of Unrestricted Stock. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of the number of shares of Unrestricted Stock specified on the signature page hereof. This grant is not made under the Plan; however, this Agreement shall be construed and administered as though it were subject to the terms of the Plan. As of the Grant Date, the Unrestricted Stock will be registered in the Employee’s name.
Section 2.Vesting. The Unrestricted Stock granted pursuant to this Agreement shall be fully vested at all times.
Section 3.Employee’s Representations and Warranties
(a)Access to Information, Etc. The Employee represents and warrants as follows:
(i)the Employee understands the terms and conditions that apply to the Unrestricted Stock and the risks associated with the Unrestricted Stock; and
(ii)as of the Grant Date, the Employee is an officer, employee or director of the Company or one of its Subsidiaries.
(b)No Right to Awards. The Employee acknowledges and agrees that the grant of any Unrestricted Stock (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries; and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Unrestricted Stock in the future.
Section 4.Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given to them in the Plan, and the following additional terms shall have the following meanings:
“Agreement” means this Employee Unrestricted Stock Agreement, as amended from time to time in accordance with the terms hereof.
“Employee” means the grantee of the Unrestricted Stock whose name is set forth on the signature page of this Agreement (whether an employee, consultant or director); provided that following such person’s death the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include such person’s legal representative.

“Plan” means the Fidelity & Guaranty Life 2013 Stock Incentive Plan, as amended from time to time in accordance with its terms. This grant is not made under the Plan; however, this Agreement shall be construed and administered as though it were subject to the terms of the Plan.
“Unrestricted Stock” means the Stock evidenced by (and subject to the terms and conditions of) this Agreement.
“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
Section 5.Miscellaneous
(a)Withholding. The Company or one of its Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that arise upon grant of the Unrestricted Stock. In order to give effect to this Section 5(a), if so permitted by the Committee, the Company may retain a number of shares of Unrestricted Stock that have an aggregate Fair Market Value as of the Grant Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his obligations under this Section 5(a)). The foregoing method of withholding shall not be applied to the extent that the Employee elects to satisfy his withholding obligation by delivery of cash to the Company from other sources. In addition, the foregoing method of withholding shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries.
(b)Authorization to Share Personal Data. The Employee authorizes any affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement.
(c)Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:
(i)if to the Company, to it at:
Fidelity & Guaranty Life
1001 Fleet Street, 6th Floor
Baltimore, MD 21202
Att: General Counsel
With a copy to:
Harbinger Group, Inc.
450 Park Ave, 30th Floor
New York New York 10022
Att: General Counsel

(ii)if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.
All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(d)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(e)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(f)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.
(g)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.
(h)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(i)Arbitration; Waiver of Jury Trial. Any dispute, controversy or claim arising out of or pursuant to this Agreement, or any undertakings, covenants and agreements incorporated by reference into this Agreement, shall be adjudicated in accordance with Section 5 of the Plan (even though this grant is not made under the Plan).
(j)Titles and Headings. The titles and headings of the sections in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
(k)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.
(l)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(m)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.
(n)Clawback. Employee acknowledges and agrees to be bound by the clawback provisions set forth in Section 20(b) of the Plan (even though this grant is not made under the Plan).

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.
FIDELITY & GUARANTY LIFE
By:
Name: Lee Launer
Title: President & CEO
THE EMPLOYEE:

[[FIRSTNAME]] [[LASTNAME]]

Total Number of Shares of Unrestricted Stock (Common Stock) Granted Pursuant to this Agreement:	[[SHARESGRANTED]]